Exhibit 99.1
The J. M. Smucker Company
Revised Item 1. Business of Part I of the 2011 Form 10-K
PART I
Item 1. Business.
          The Company. The J. M. Smucker Company (the “Company”) was established in 1897 and was incorporated in Ohio in 1921. The Company, often referred to as Smucker’s (a registered trademark), operates principally in one industry, the manufacturing and marketing of branded food products on a worldwide basis, although the majority of the Company’s sales are in the U.S. The Company’s operations outside the U.S. are principally in Canada although products are exported to other countries as well. Sales outside the U.S. represented approximately 10 percent of consolidated Company sales for fiscal 2011. The Company’s branded food products include a strong portfolio of trusted, iconic, market-leading brands that are sold to consumers through retail outlets in North America.
          On November 6, 2008, the Company completed a merger transaction with The Folgers Coffee Company (“Folgers”), a subsidiary of The Procter & Gamble Company (“P&G”). The value of the transaction was approximately $3.7 billion, including the issuance of common shares of the Company in connection with the merger and $350 million of Folgers debt. Under the terms of the transaction agreements, P&G distributed common shares of Folgers to participating P&G shareholders which were then automatically converted into the right to receive common shares of the Company in the merger. Immediately following the merger, P&G shareholders and pre-merger Company shareholders owned approximately 53.5 percent and 46.5 percent, respectively, of the Company’s approximately 118 million common shares outstanding. The merger was accounted for as a purchase business combination, with the Company treated as the acquiring entity.
          The Company has three reportable segments: U.S. Retail Coffee, U.S. Retail Consumer Foods, and International, Foodservice, and Natural Foods. The Company’s two U.S. retail market segments in total comprised over 80 percent of the Company’s net sales in 2011 and represent a major portion of the strategic focus area for the Company — the sale of branded food products with leadership positions to consumers through retail outlets in North America. The International, Foodservice, and Natural Foods segment represents sales outside of the U.S. retail market.
          Principal Products. The principal products of the Company, which are sold across the Company’s U.S. retail market segments and International, Foodservice, and Natural Foods segment are coffee, peanut butter, fruit spreads, shortening and oils, baking mixes and ready-to-spread frostings, canned milk, flour and baking ingredients, juices and beverages, frozen sandwiches, toppings, syrups, and pickles and condiments.
          Product sales information for the years 2011, 2010, and 2009 is incorporated herein by reference to information set forth in Exhibit 99.3, Revised and Updated Item 8. Financial Statements and Supplementary Data of Part II of the 2011 Form 10-K , under “Note E: Reportable Segments.”
          In both of the U.S. retail market segments, the Company’s products are primarily sold through a combination of direct sales and through brokers to food retailers, food wholesalers, drug stores, club stores, mass merchandisers, discount and dollar stores, and military commissaries. In the International, Foodservice, and Natural Foods segment, the Company’s products are distributed domestically and in foreign countries through retail channels, foodservice distributors and operators (e.g., restaurants, schools and universities, and health care operators), health and natural foods stores and distributors.
          Sources and Availability of Raw Materials. The raw materials used by the Company in each of its segments are primarily commodities and agricultural-based products. Green coffee, peanuts, edible oils, sweeteners, milk, flour, corn, and other ingredients are obtained from various suppliers. The availability, quality, and costs of many of these commodities have fluctuated, and may continue to fluctuate, over time. The Company uses basis contracts and commodity futures and options to manage price volatility for a significant portion of its commodity costs. Green coffee is sourced solely from foreign countries and its supply and price are subject to high volatility due to factors such as weather, global supply and demand, pest damage, and political and economic conditions in the source countries. Fruit and vegetable raw materials used by the Company in the production of its food products are purchased from independent growers and suppliers. Glass, plastic, steel cans, caps, carton board, and corrugate are the principal packaging materials used by the Company.
          Raw materials are generally available from numerous sources although the Company has elected to source certain plastic packaging materials from single sources of supply pursuant to long-term contracts. While availability may vary year-to-year, the Company believes that it will continue to be able to obtain adequate supplies and that alternatives to single-sourced materials are available. The Company has not historically encountered significant shortages of key raw materials. The Company considers its relationship with key raw material suppliers to be good.
          Trademarks and Patents. The Company’s products are produced under certain patents and marketed under numerous trademarks owned or licensed by the Company or one of its subsidiaries. Major trademarks, utilized primarily in the U.S. retail market segments, include: Folgers®, Dunkin’ Donuts®, and Millstone® in the U.S. Retail Coffee segment; Smucker’s®,

Jif®, Hungry Jack®, Uncrustables®, Snack’n Waffles, Dickinson’s®, Crosse & Blackwell®, Adams®, Laura Scudder’s®, Goober®, Golden Temple®, Magic Shell®, Crisco®, Pillsbury®, Eagle Brand®, Borden® and Elsie design, Martha White®, LaPina®, White Lily®, Softasilk®, Funfetti®, and Pet® in the U.S. Retail Consumer Foods segment.
          Major trademarks utilized in the International, Foodservice, and Natural Foods segment include: Folgers®, Smucker’s®, Jif®, Crisco®, Plate Scapers®, Bick’s®, Five Roses®, Robin Hood®, Carnation®, Europe’s Best®, R. W. Knudsen Family®, Santa Cruz Organic®, Double Fruit®, Recharge®, and Red River®.
          Dunkin’ Donuts® is a registered trademark of DD IP Holder LLC used by the Company under license (the “Dunkin’ License”) for packaged coffee products sold in retail channels such as grocery stores, mass merchandisers, club stores, and drug stores. The Dunkin’ License does not pertain to Dunkin’ Donuts® coffee or other products for sale in Dunkin’ Donuts® restaurants. The terms of the Dunkin’ License include the payment of royalties to DD IP Holder LLC and other financial commitments by the Company. The Dunkin’ License is in effect until January 1, 2034. Pillsbury®, the Barrelhead logo, and the Doughboy character are trademarks of The Pillsbury Company, LLC and are used by the Company under a 20-year, perpetually renewable, royalty-free license. Borden® and the Elsie design are trademarks used by the Company on certain products under a perpetual, exclusive, and royalty-free license. Carnation® is a trademark of Société des Produits Nestlé S.A. used by the Company’s Canadian subsidiary for certain canned milk products in certain territories under an exclusive and royalty-free license with an initial term of 10 years, renewable by the Company for two successive five-year terms and which becomes perpetual at the end of the renewal terms under certain circumstances. In addition, the Company or one of its subsidiaries licenses the use of several other trademarks, none of which are individually material to the Company’s business.
          Slogans or designs considered to be important trademarks include, without limitation, “With A Name Like Smucker’s, It Has To Be Good,” “The Best Part of Wakin’ Up Is Folgers In Your Cup,” “Wake Up Special Every Day,” “Mountain Grown,” “Choosy Moms Choose Jif,” “Purely The Finest,” “Crisco is Cooking,” “Everybody’s Happy When It’s Hungry Jack,” “Goodness Gracious, It’s Good,” the Smucker’s banner, the Crock Jar shape, the Gingham design, and the Strawberry logo.
          The Company owns several hundred patents worldwide in addition to proprietary trade secrets, technology, know-how processes and other intellectual property rights that are not registered.
          The Company considers all of its intellectual property and the Pillsbury®, Dunkin’ Donuts®, Borden® and Elsie design, and Carnation® licenses, taken as a whole, to be essential to its business.

          Seasonality. The Company’s U.S. Retail Coffee and U.S. Retail Consumer Foods segments are particularly seasonal around the “Fall Bake” and holiday period, which generally results in higher sales and profits in the Company’s second and third quarters. The Company’s success in promoting and merchandising its baking and coffee brands during the “Fall Bake” and holiday period has a significant impact on its results for a fiscal year. The back-to-school period and the spring holiday season are two other important promotional periods for the Company, although their impact to the Company is not as significant as the “Fall Bake” and holiday period.
          Working Capital. Working capital requirements are greatest during the first half of the Company’s fiscal year mainly due to the timing of the buildup of coffee, oil, and baking inventories necessary to support the “Fall Bake” and holiday period and the additional buildup of coffee inventory in advance of the Atlantic hurricane season.
          Customers. Sales to Wal-Mart Stores, Inc. and its subsidiaries amounted to approximately 26 percent, 27 percent, 24 percent of net sales in 2011, 2010, and 2009, respectively. These sales are primarily included in the U.S. retail market segments. No other customer exceeded 10 percent of net sales during 2011, 2010, and 2009.
          During 2011, the Company’s top 10 customers, collectively, accounted for approximately 55 percent of consolidated net sales. Although the loss of any large customer for an extended length of time could negatively impact the Company’s sales and profits, the Company does not anticipate that this will occur to a significant extent due to strong consumer demand for the Company’s products.
          Orders. Generally, orders are filled within a few days of receipt, and the backlog of unfilled orders at any particular time has not been material on a historical basis.
          Government Business. No material portion of the Company’s business is subject to renegotiation of profits or termination of contracts at the election of the government.
          Competition. The Company is the branded market leader in the coffee, peanut butter, shortening, sweetened condensed milk, fruit spreads, ice cream toppings, and natural foods beverages categories in the U.S. The Company’s business is highly competitive as all of its U.S. retail market segments’ brands compete for retail shelf space with other branded products as well as private label products.
          The continued growth of alternative store formats, product and packaging innovations, technological advances, and new industry techniques are all issues for companies in the food industry to consider in order to remain competitive. The primary ways in which products are distinguished are product quality, price, packaging, new product introductions, nutritional value, convenience, advertising, and promotion. Positive factors pertaining to the Company’s competitive position include well-recognized brands, superior product quality and trust, experienced brand management, a single national grocery broker in the U.S., varied product offerings, product innovation, excellent customer service, and a strong distribution network.
          The Company historically has seen accelerated private label growth during periods of general economic disruption. The Company estimates that, during the period following the economic recession of the late 2000’s, private label grew more than during past periods partly due to the run up in commodity costs, increased emphasis of store brands by retailers, and improvements in private label quality. The Company believes that both private label and leading brands play an important role in all of the food categories in which it competes, appealing to different consumer segments. The Company closely monitors the price gap or price premium between its brands and private label brands, with the view that value is about more than price and the expectation that number one brands will continue to be an integral part of consumers’ shopping baskets.
          In the U.S. Retail Coffee segment, the Folgers® brand competes in the highly competitive U.S. packaged roast and ground coffee market with other retail coffee roasters such as Maxwell House, Yuban, and Nescafe. The Company competes in the premium coffee market with its Millstone® and Folgers® Gourmet Selections® brands, as well as through sales of Dunkin’ Donuts® retail packaged coffee products, with other brands such as Starbucks, Eight O’Clock, and Seattle’s Best. In 2010, the Company expanded its presence in the single-serve coffee market, entering into an agreement with Green Mountain Coffee Roasters, Inc. and Keurig, Inc. for the manufacturing and distribution of premium coffees through Keurig’s innovative K-Cup® coffee system. The Company’s Folgers® Gourmet Selections® and Millstone® premium coffees K-Cup® products were introduced in the second quarter of 2011 and represent the most successful new product launch in the Company’s history.
          In the U.S. Retail Consumer Foods segment, the Jif® brand has been the leader in the peanut butter category for over 20 years, while the Company’s natural peanut butter business, sold under the Smucker’s®, Adam’s®, Laura Scudder’s® and Jif® brands, maintains a strong leadership position in the natural peanut butter category. The Company’s fruit spread brands, including Smucker’s®, Dickinson’s®, and Knott’s Berry Farm®, hold the leading position in the fruit spreads category and compete with Welch’s branded line of fruit spreads and many private label brands. The competing brands exist on both a national and a regional level. The Company’s Hungry Jack® brand competes in the pancake mix and table syrup category. The Company competes with several major national as well as private label brands in these categories. During 2010, the Company divested its potato side dish product line and entered into a licensing agreement with the purchaser for their use of the Hungry Jack® brand. The Company maintains ownership of the brand. Crisco® has historically been a leader in the shortening and cooking oils categories. Crisco® holds the leading branded position in the shortening category and competes with other branded competitors for the leading branded position in the oils category. The oils category in which Crisco® competes is highly competitive with private label competitors maintaining the largest share of the category. The category is also significantly impacted by volatile commodity pricing. The Company’s Pillsbury® brand competes in the dessert and baking mixes (“DBM”) market that includes mixes for cakes, cookies, brownies, muffins, and quick breads, as well as ready-to-spread frostings and ingredients used in scratch baking such as flour. Within the DBM category, the Company competes primarily with the Betty Crocker and Duncan Hines brands and many private label and regional brands. The Company competes in the canned milk category with both branded and nonbranded products. The Company is the branded market leader in the sweetened condensed category with its Eagle Brand® and Magnolia® brands and has significant sales with production of private label brands. In the evaporated milk category, the Company has a significant presence with its production of private label brands and the Pet® brand where it competes primarily with one major national brand.
          Research and Development. The Company predominantly utilizes in-house resources to both develop new products and improve existing products in each of its business areas. Amounts expensed for product development were $21.0 million, $21.0 million, and $14.5 million in 2011, 2010, and 2009, respectively.
          Environmental Matters. The Company considers environmental sustainability to be its responsibility as a good corporate citizen and a key strategic focus area for the Company. The Company has implemented and manages a variety of programs, including the utilization of renewable energy technology, improved wastewater management, increased usage of sustainable raw materials, and reuse of resources rather than consuming new ones, in support of its commitment to environmental sustainability. The Company continues to evaluate and modify its processes on an ongoing basis to further reduce its impact on the environment and reduce waste.
          Compliance with the provisions of enacted or pending federal, state, and local environmental regulations regarding either the discharge of materials into the environment or the protection of the environment is not expected to have a material effect upon the Company’s capital expenditures, earnings, or competitive position in 2012.
          Employees. At April 30, 2011, the Company had approximately 4,500 full-time employees, worldwide. Approximately 32 percent of these employees, located at 10 facilities, are covered by union contracts. These contracts vary in term depending on the location. The Company believes its relations with its current employees are good.
          Financial Information about Industry Segments and Geographical Areas. The financial information required to be included in this item concerning reportable industry segments and international operations for the years 2011, 2010, and 2009 is incorporated herein by reference to information set forth in, Exhibit 99.3, Revised and Updated Item 8. Financial Statements and Supplementary Data of Part II of the 2011 Form 10-K, under “Note E: Reportable Segments.”

The Company’s international operations are primarily in Canada with risks similar to those associated with the U.S. retail markets. More than one-half of the Company’s Canada sales represent the sale of Canadian produced products to Canadian customers. The remaining Canada sales represent the sale of products produced in the U.S. to Canadian customers, primarily Folgers® coffee, and Crisco® oils.
          Forward-Looking Statements. This report includes forward-looking statements that are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from expected or projected results. The descriptions of risks and uncertainties relating to forward-looking statements is in Exhibit 99.3, Revised and Updated Item 8. Financial Statements and Supplementary Data of Part II of the 2011 Form 10-K under the caption “Forward-Looking Statements”.
          Available Information. Access to all Securities and Exchange Commission (“SEC”) filings made by the Company, including its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is provided, free of charge, on the Company’s Web site (www.smuckers.com) as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC.